    EXHIBIT 99.1

Shutterstock Reports Second Quarter 2022 Financial Results

New York, NY - July 26, 2022 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a leading global creative platform for transformative brands and media companies, today announced financial results for the second quarter ended June 30, 2022.
Commenting on the Company’s performance, Paul Hennessy, the Company’s Chief Executive Officer, said, “With the acquisitions of Pond5 and Splash News and the release of our Creative Flow suite of workflow applications and the Creative Flow+ subscription product during the quarter, we made significant progress on our journey towards becoming a creative platform that allows our customers to create with confidence. Despite macro headwinds, we grew revenues 13% on a constant currency basis driven by our recent acquisitions and supported by strong growth across a range of solutions in our Enterprise channel.”

Second Quarter 2022 highlights compared to Second Quarter 2021:
    Financial Highlights
•Revenue increased 9% to $206.9 million. On a constant currency basis, revenue increased 13%.
•Income from operations decreased 24% to $25.4 million.
•Net income decreased 34% to $19.4 million.
•Adjusted EBITDA decreased 8% to $48.9 million.
•Net income per diluted share decreased $0.26 to $0.53.
•Adjusted net income per diluted share decreased $0.19 to $0.83.
•Operating cash flows decreased 48% to $36.9 million.
•Free cash flow decreased 65% to $21.6 million.

    Key Operating Metrics
•Subscribers increased 15% to 368,000.
•Subscriber revenue increased 8% to $84.7 million.
•Average revenue per customer increased 1% to $359.
•Paid downloads decreased 3% to 43.4 million.
•Revenue per download increased 7% to $4.46.
•Image collection expanded 9% to over 415 million images.
•Footage collection expanded 18% to over 26 million clips, excluding Pond5 footage clips.

SHUTTERSTOCK INVESTOR RELATIONS MICRO SITE
Accessible at content.shutterstock.com/investor-report/index.html.

SECOND QUARTER RESULTS
Revenue
Second quarter revenue of $206.9 million increased $17.0 million or 9% as compared to the second quarter of 2021. Revenue generated through our E-commerce sales channel increased 6% as compared to the second quarter of 2021, to $127.4 million, and represented 62% of total revenue in the second quarter of 2022. E-commerce revenue growth was primarily driven by revenue generated from our acquisitions of PicMonkey and Pond5. Revenue from our Enterprise sales channel increased 15% as compared to the second quarter of 2021, to $79.5 million, and represented 38% of second quarter revenue in 2022. Enterprise revenue growth was driven by our multi-asset product offerings and continued momentum in Shutterstock Studios and Shutterstock Editorial. Enterprise revenue growth also benefited from our acquisitions of Pond5 and Splash News.
On a constant currency basis, revenue increased 13% in the second quarter of 2022 as compared to the second quarter of 2021. On a constant currency basis, E-commerce and Enterprise revenues increased by 9% and 19%, respectively, in the second quarter of 2022, as compared to 2021.
Net income and net income per diluted share
Net income of $19.4 million decreased $10.0 million as compared to $29.5 million for the second quarter in 2021. Net income per diluted share was $0.53, as compared to $0.79 for the same period in 2021. This decrease was due primarily to increases in operating expenses partially offset by revenue growth in the second quarter of 2022 as compared to 2021. The increase in operating expenses was driven by higher acquisition-related amortization expense reported in cost of revenues, higher marketing expenses and transaction costs incurred to complete our second quarter 2022 acquisitions.
Adjusted net income per diluted share was $0.83 as compared to $1.02 for the second quarter of 2021, a decrease of $0.19 per diluted share.
Adjusted EBITDA
Adjusted EBITDA of $48.9 million for the second quarter of 2022 decreased by $4.1 million, or 8%, as compared to the second quarter of 2021, due primarily to higher operating expenses, partially offset by increased revenue. The adjusted EBITDA margin decreased to 23.7% from 27.9% in the second quarter of 2021.
SECOND QUARTER LIQUIDITY
Our cash and cash equivalents decreased by $174.1 million to $84.0 million at June 30, 2022, as compared with $258.1 million as of March 31, 2022. This decrease was driven by $227.8 million used in investing activities, partially offset by $36.9 million of net cash provided by our operating activities and $20.2 million provided by financing activities.
Net cash provided by our operating activities was driven by our operating income, in addition to changes in the timing of payments pertaining to operating expenses. Cash used in investing activities primarily consists of $212.1 million related to our acquisitions of Pond5 and Splash News and $15.3 million related to capital expenditures and content acquisition. Cash provided by financing activities consists primarily of a $50.0 million drawdown from our credit facility, partially offset by $18.6 million paid for the repurchase of common stock under our share repurchase program, $8.7 million related to the payment of the quarterly cash dividend and $2.5 million paid in settlement of tax withholding obligations related to employee stock-based compensation awards.
Free cash flow was $21.6 million for the second quarter of 2022, a decrease of $40.1 million from the second quarter of 2021. This change was primarily driven by lower cash flows from operating activities.

QUARTERLY CASH DIVIDEND
During the three months ended June 30, 2022, the Company declared and paid cash dividends of $0.24 per common share, or $8.7 million.
On July 18, 2022, the Board of Directors declared a dividend of $0.24 per share of outstanding common stock, payable on September 15, 2022 to stockholders of record at the close of business on September 1, 2022.

KEY OPERATING METRICS

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Subscribers (end of period)(1)	368,000	321,000	368,000	321,000
Subscriber revenue (in millions)(2)	$84.7	$78.1	$170.1	$154.6

Average revenue per customer (last twelve months)(3)	$359	$356	$359	$356
Paid downloads (in millions)(4)	43.4	44.9	88.0	90.7
Revenue per download(5)	$4.46	$4.17	$4.34	$4.07
Content in our collection (end of period, in millions)(6):
Images	415	380	415	380
Footage clips	26	22	26	22
_______________________________________________________________________________________________________________________
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period. For the three and six months ended June 30, 2021, subscribers excludes customers related to our acquisitions of TurboSquid, PicMonkey, Pond5 and Splash News. For the three and six months ended June 30, 2022, subscribers excludes customers related to PicMonkey, Pond5 and Splash News.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period. For the three and six months ended June 30, 2021, subscriber revenue excludes revenues related to our acquisitions of TurboSquid, PicMonkey, Pond5 and Splash News. For the three and six months ended June 30, 2022, subscriber revenue excludes revenues related to PicMonkey, Pond5 and Splash News.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period. For three and six months ended June 30, 2021, average revenue per customer excludes revenues and customers related to our acquisitions of TurboSquid, PicMonkey, Pond5 and Splash News. For the three and six months ended June 30, 2022, average revenue per customer excludes revenues and customers related to PicMonkey, Pond5 and Splash News.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to custom content, downloads of content that are offered to customers for no charge, including our free image of the week and downloads associated with our computer vision offering.
(5) Revenue per download is the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content, revenue that is not derived from or associated with content licenses and revenue associated with our computer vision offering.
(6) Represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library on shutterstock.com at the end of the period. This collection metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, custom content and certain content that may be licensed for editorial use only.

2022 GUIDANCE
The Company’s current expectations for the full year 2022, remain unchanged as follows:
•Revenue of $835 million to $850 million, representing annual growth of 8% - 10%.
•Adjusted EBITDA of between $210 million to $217 million.
•Adjusted net income per diluted share of between $3.65 to $3.80.

NON-GAAP FINANCIAL MEASURES
To supplement Shutterstock’s consolidated financial statements presented in accordance with the accounting principles generally accepted in the United States, or GAAP, Shutterstock’s management considers certain financial measures that are not prepared in accordance with GAAP, collectively referred to as non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow.
Shutterstock defines adjusted EBITDA as net income adjusted for depreciation and amortization, non-cash equity-based compensation, foreign currency transaction gains and losses, interest income and expense and income taxes; adjusted EBITDA margin as the ratio of adjusted EBITDA to revenue; adjusted net income as net income adjusted for the impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets and the estimated tax impact of such adjustments; adjusted net income per diluted share as adjusted net income divided by weighted average diluted shares; revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage) as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison; billings as revenue adjusted for the change in deferred revenue, excluding deferred revenue acquired through business combinations; and free cash flow as cash provided by operating activities, adjusted for capital expenditures, and content acquisition. These figures have not been calculated in accordance with GAAP and should be considered only in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. Shutterstock cautions investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
Shutterstock’s management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow are useful to investors because these measures enable investors to analyze Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted share provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; and revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage) provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s operating performance. Management also believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Shutterstock’s management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in internal-use software and website development costs to support the Company’s ongoing business operations and provides them with the same measures that management uses as the basis for making resource allocation decisions.
Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
Reconciliations of the differences between adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings, free cash flow, and the most comparable financial measures calculated and presented in accordance with GAAP, are presented under the headings “Reconciliation of Non-GAAP Financial Information to GAAP” and “Supplemental Financial Data” immediately following the Consolidated Balance Sheets.

EARNINGS TELECONFERENCE INFORMATION
The Company will discuss its second quarter and full year financial results during a teleconference today, July 26, 2022, at 8:30 AM ET. The conference call is being webcast live at the Company's website at http://investor.shutterstock.com/. The webcast is listen-only. Those interested in participating in the question-and-answer session should register using the link below.
Participants may register for the call here (https://register.vevent.com/register/BI3879892262844c06939b2a0ed7c0e6a2) to receive the dial-in numbers and unique PIN to access the call seamlessly. It is recommended that you join 10 minutes prior to the event start (although you may register and dial in at any time during the call).
A webcast replay of the call will be available on the Company's website beginning on July 26, 2022 at approximately 10:30 AM Eastern Time.

ABOUT SHUTTERSTOCK
Shutterstock, Inc. (NYSE: SSTK), is the leading global creative platform for transformative brands and media companies. Directly and through its group subsidiaries, Shutterstock’s comprehensive collection includes high-quality licensed photographs, vectors, illustrations, 3D models, videos and music. Working with its growing community of over 2 million contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 415 million images and more than 26 million video clips available.
Headquartered in New York City, Shutterstock has offices around the world and customers in more than 150 countries. The Company also owns Splash News, the world’s leading entertainment news agency for newsrooms and media companies worldwide; Pond5, the world’s largest video marketplace, TurboSquid, the world’s largest 3D content marketplace; PicMonkey, a leading online graphic design and image editing platform; Offset, a high-end image collection; Shutterstock Studios, an end-to-end custom creative shop; PremiumBeat, a curated royalty-free music library; Shutterstock Editorial, a premier source of editorial images and videos for the world’s media; Amper Music, an AI-driven music platform; and Bigstock, a value-oriented stock media offering.
For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding guidance, industry prospects, future business, future results of operations or financial condition, future dividends, our ability to consummate acquisitions and integrate the businesses we have acquired or may acquire into our existing operations, new or planned features, products or services, management strategies, our competitive position and the COVID-19 pandemic. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Such risks and uncertainties include, among others, those discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that the Company may file from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Relations Contact	Press Contact
Chris Suh	Aimée Leabon
ir@shutterstock.com	press@shutterstock.com
646-257-4825	917-563-4991

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Revenue	$206,872	$189,912	$406,004	$373,193

Operating expenses:
Cost of revenue	77,019	67,757	146,470	129,589
Sales and marketing	54,229	45,896	107,558	87,817
Product development	17,162	11,993	30,788	22,724
General and administrative	33,088	31,041	63,896	61,720
Total operating expenses	181,498	156,687	348,712	301,850
Income from operations	25,374	33,225	57,292	71,343
Other (expense) / income, net	(2,661)	1,323	(1,903)	(1,139)
Income before income taxes	22,713	34,548	55,389	70,204
Provision for income taxes	3,268	5,094	9,372	11,236
Net income	$19,445	$29,454	$46,017	$58,968

Earnings per share
Basic	$0.54	$0.81	$1.27	$1.62
Diluted	$0.53	$0.79	$1.25	$1.58

Weighted average common shares outstanding:
Basic	36,123	36,570	36,213	36,453
Diluted	36,578	37,189	36,890	37,218

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	June 30, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$84,046	$314,017
Accounts receivable, net of allowance of $2,990 and $1,910	48,816	47,707
Prepaid expenses and other current assets	30,394	26,491
Total current assets	163,256	388,215
Property and equipment, net	52,549	48,074
Right-of-use assets	34,293	34,570
Intangibles assets, net	185,860	123,822
Goodwill	377,654	219,816
Deferred tax assets, net	8,709	10,512
Other assets	26,247	26,701
Total assets	$848,568	$851,710

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,889	$10,092
Accrued expenses	84,547	99,529
Contributor royalties payable	34,853	29,004
Deferred revenue	178,353	180,979
Debt	50,000	—
Other liabilities	14,309	14,180
Total current liabilities	367,951	333,784
Deferred tax liability, net	4,592	2,781
Lease liabilities	37,397	36,966
Other non-current liabilities	9,535	9,697
Total liabilities	419,475	383,228
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 39,482 and 39,209 shares issued and 35,981 and 36,417 shares outstanding as of June 30, 2022 and December 31, 2021, respectively	395	392
Treasury stock, at cost; 3,501 and 2,792 shares as of June 30, 2022 and December 31, 2021, respectively	(183,800)	(127,196)
Additional paid-in capital	370,934	376,537
Accumulated other comprehensive loss	(16,619)	(10,788)
Retained earnings	258,183	229,537
Total stockholders’ equity	429,093	468,482
Total liabilities and stockholders’ equity	$848,568	$851,710

Shutterstock, Inc.
Consolidated Statements of Cash Flows
(In thousands, except par value amount)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$19,445	$29,454	$46,017	$58,968
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,510	10,152	31,575	20,243
Deferred taxes	(2,360)	2,215	(3,602)	1,782
Non-cash equity-based compensation	7,043	9,686	14,869	17,896
Bad debt expense	259	(313)	620	213
Changes in operating assets and liabilities:
Accounts receivable	(3,128)	(164)	(762)	(6,056)
Prepaid expenses and other current and non-current assets	169	3,414	(1,207)	(5,892)
Accounts payable and other current and non-current liabilities	(2,263)	6,431	(28,980)	6,359
Contributor royalties payable	2,683	2,119	3,713	1,750
Deferred revenue	(1,507)	8,394	(2,669)	11,953
Net cash provided by operating activities	$36,851	$71,388	$59,574	$107,216

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(9,022)	(6,789)	(20,797)	(15,337)
Business combination, net of cash acquired	(212,096)	—	(212,096)	(72,165)
Asset acquisitions	(150)	—	(150)	—
Acquisition of content	(6,265)	(2,907)	(6,999)	(3,396)
Security deposit payment	(265)	(54)	(281)	(65)
Net cash used in investing activities	$(227,798)	$(9,750)	$(240,323)	$(90,963)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of treasury shares	(18,565)	—	(56,937)	—
Proceeds from exercise of stock options	568	492	568	1,801
Cash paid related to settlement of employee taxes related to RSU vesting	(2,542)	(7,195)	(21,038)	(20,229)
Payment of cash dividend	(8,665)	(7,671)	(17,371)	(15,317)
Proceeds from credit facility	50,000	—	50,000	—
Payment of debt issuance costs	(619)	—	(619)	—
Net cash used in financing activities	$20,177	$(14,374)	$(45,397)	$(33,745)

Effect of foreign exchange rate changes on cash	(3,296)	(144)	(3,825)	(36)
Net decrease in cash, cash equivalents and restricted cash	(174,066)	47,120	(229,971)	(17,528)

Cash, cash equivalents and restricted cash, beginning of period	258,112	363,926	314,017	428,574
Cash, cash equivalents and restricted cash, end of period	$84,046	$411,046	$84,046	$411,046

Supplemental Disclosure of Cash Information:
Cash paid for income taxes	$11,034	$6,132	$12,700	$9,495
Cash paid for interest	90	—	90	—

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(unaudited)
Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow are not financial measures prepared in accordance with United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. Investors are cautioned that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$19,445	$29,454	$46,017	$58,968
Add / (less) Non-GAAP adjustments:
Depreciation and amortization	16,510	10,152	31,575	20,243
Non-cash equity-based compensation	7,043	9,686	14,869	17,896
Other adjustments, net (1)	2,661	(1,323)	1,903	1,139
Provision for income taxes	3,268	5,094	9,372	11,236
Adjusted EBITDA	$48,927	$53,063	$103,736	$109,482
Adjusted EBITDA margin	23.7%	27.9%	25.6%	29.3%
____________________________________________________________________________________________________________________
(1)Other adjustments, net includes unrealized foreign currency transaction gains and losses, and interest income and expense.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$19,445	$29,454	$46,017	$58,968
Add / (less) Non-GAAP adjustments:
Non-cash equity-based compensation	7,043	9,686	14,869	17,896
Tax effect of non-cash equity-based compensation (2)	(1,655)	(2,276)	(3,493)	(4,205)
Acquisition-related amortization expense (3)	7,110	1,400	13,155	2,499
Tax effect of acquisition-related amortization expense (2)	(1,671)	(329)	(3,092)	(587)
Adjusted net income	$30,272	$37,935	$67,456	$74,571

Net income per diluted share	$0.53	$0.79	$1.25	$1.58
Adjusted net income per diluted share	$0.83	$1.02	$1.83	$2.00
Weighted average diluted shares	36,578	37,189	36,890	37,218
____________________________________________________________________________________________________________________
(2)Statutory tax rates are used to calculate the tax effect of the adjustments.
(3)Of these amounts, $6.6 million and $0.6 million for the three months ended June 30, 2022 and 2021, respectively, are included within cost of revenue in the Statements of Operations. The remainder of acquisition-related amortization expense is included in general and administrative expense in the Statements of Operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Total Revenues	$206,872	$189,912	$406,004	$373,193

Revenue growth	9%	19%	9%	16%
Revenue growth on a constant currency basis	13%	16%	12%	13%

E-commerce revenues	$127,388	$120,715	$254,458	$239,115
Revenue growth: E-commerce	6%	23%	6%	21%
Revenue growth: E-commerce on a constant currency basis	9%	20%	9%	18%

Enterprise revenues	$79,484	$69,197	$151,546	$134,078
Revenue growth: Enterprise	15%	13%	13%	9%
Revenue growth: Enterprise on a constant currency basis	19%	9%	16%	6%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$36,851	$71,388	$59,574	$107,216
Capital expenditures	(9,022)	(6,789)	(20,797)	(15,337)
Content acquisition	(6,265)	(2,907)	(6,999)	(3,396)
Free cash flow	$21,564	$61,692	$31,778	$88,483

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
E-commerce revenue	$127,388	$120,715	$254,458	$239,115
Enterprise revenue	$79,484	$69,197	$151,546	$134,078
Total revenue	$206,872	$189,912	$406,004	$373,193

Change in total deferred revenue(1)	$(4,086)	$8,305	$(6,331)	$12,092
Total billings	$202,786	$198,217	$399,673	$385,285
_______________________________________________________________________________________________________________________
(1) Change in total deferred revenue excludes deferred revenue acquired through business combinations.

Shutterstock, Inc.
Supplemental Financial Data
(unaudited)

 Historical Operating Metrics

	Three Months Ended
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20

Subscribers (end of period, in thousands) (1)	368	359	343	336	321	306	281	255
Subscriber revenue (in millions) (2)	$84.7	$85.4	$81.4	$81.5	$78.1	$76.5	$71.1	$67.6

Average revenue per customer (last twelve months) (3)	$359	$355	$368	$361	$356	$342	$333	$328
Paid downloads (in millions) (4)	43.4	44.6	45.0	44.3	44.9	45.8	45.8	43.4
Revenue per download (5)	$4.46	$4.22	$4.29	$4.20	$4.17	$3.96	$3.91	$3.79
Content in our collection (end of period, in millions): (6)
Images	415	405	400	390	380	370	360	350
Footage clips	26	25	24	23	22	21	21	20

Equity-Based Compensation by expense category

	Three Months Ended
($ in thousands)	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20

Cost of revenue	$156	$78	$54	$(49)	$194	$164	$155	$125
Sales and marketing	1,629	928	857	638	926	467	586	467
Product development	2,557	1,781	2,017	1,675	1,799	1,229	1,038	1,263
General and administrative	2,701	5,039	6,612	6,479	6,767	6,350	8,849	6,430
Total non-cash equity-based compensation	$7,043	$7,826	$9,540	$8,743	$9,686	$8,210	$10,628	$8,285

Depreciation and Amortization by expense category

	Three Months Ended
($ in thousands)	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20

Cost of revenue	$15,172	$13,759	$13,682	$11,343	$8,214	$8,311	$8,679	$8,222
General and administrative	1,338	1,305	1,358	2,146	1,937	1,780	1,560	1,527
Total depreciation and amortization	$16,510	$15,064	$15,040	$13,489	$10,151	$10,091	$10,239	$9,749

(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period. For the three and six months ended June 30, 2021, subscribers excludes customers related to our acquisitions of TurboSquid, PicMonkey, Pond5 and Splash News. For the three and six months ended June 30, 2022, subscribers excludes customers related to PicMonkey, Pond5 and Splash News.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period. For the three and six months ended June 30, 2021, subscriber revenue excludes revenues related to our acquisitions of TurboSquid, PicMonkey, Pond5 and Splash News. For the three and six months ended June 30, 2022, subscriber revenue excludes revenues related to PicMonkey, Pond5 and Splash News.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period. For three and six months ended June 30, 2021, average revenue per customer excludes revenues and customers related to our acquisitions of TurboSquid, PicMonkey, Pond5 and Splash News. For the three and six months ended June 30, 2022, average revenue per customer excludes revenues and customers related to PicMonkey, Pond5 and Splash News.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to custom content, downloads of content that are offered to customers for no charge, including our free image of the week and downloads associated with our computer vision offering.
(5) Revenue per download is the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content, revenue that is not derived from or associated with content licenses and revenue associated with our computer vision offering.
(6) Represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library on shutterstock.com at the end of the period. This collection metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, custom content and certain content that may be licensed for editorial use only.